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                    INTEGRATED SYSTEMS CONSULTING GROUP, INC.
                    -----------------------------------------

                                Index to By-Laws

ARTICLE I         APPLICABLE STATUTE. OFFICES

1.01              Applicable Statute
1.02              Registered Office
1.03              Other Offices

ARTICLE II        MEETINGS OF SHAREHOLDERS

2.01              Place of Meetings
2.02              Time of Meetings
2.03              Notice
2.04              Determination of Shareholders of Record
2.05              Quorum
2.06              Voting
2.07              Conference Telephone
2.08              Unanimous Consent of Shareholders in Lieu of Meeting
2.09              Voting Lists
2.10              Judges of Election

ARTICLE III       DIRECTORS

3.01              Number of Directors
3.02              Election of Directors. Vacancies
3.03              Powers
3.04              Meetings
3.05              Quorum
3.06              Telephone Conferences
3.07              Action by Unanimous consent
3.08              Committees
3.09              Compensation

ARTICLE IV        OFFICERS AND AGENTS

4.01              Titles
4.02              Election of Officers
4.03              Salaries
4.04              Terms of Office
4.05              Chairman of the Board
4.06              President
4.07              Vice Presidents
4.08              Secretary
4.09              Assistant Secretaries
4.10              Treasurer
4.11              Assistant Treasurers


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ARTICLE V         SHARES OF CAPITAL STOCK

5.01              Right to Certificate
5.02              Form of Certificate
5.03              Registered Shareholders
5.04              Transfers of Stock. Restrictions on Transfer
5.05              Lost and Destroyed Certificates
5.06              Record Date for Dividends and Distributions

ARTICLE VI        DIVIDENDS. FINANCIAL REPORTS

6.01              Declaration of Dividends
6.02              Financial Reports

ARTICLE VII       LIMITATION OF LIABILITY, INDEMNIFICATION AND INSURANCE

7.01              Limitation of Liability
7.02              Indemnification
7.03              Insurance

ARTICLE VIII      GENERAL PROVISIONS

8.01              Corporate Seal
8.02              Fiscal Year
8.03              Signatures
8.04              Waiver of Notice

ARTICLE IX        AMENDMENTS

9.01              Amendments



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                    INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                                     BYLAWS

                                    ARTICLE I

                           APPLICABLE STATUTE. OFFICES

         Section 1.01 Applicable Statute. The Bylaws are governed by the Pennsylvania Business Corporation Law of 1988, as from time to time amended (the "Statute").

         Section 1.02 Registered Office. The location and post office address of the registered office of the Corporation in Pennsylvania shall be as specified in the Articles of Incorporation.

         Section 1.03 Other Offices. The Corporation shall also have offices at such other places within or without the Commonwealth of Pennsylvania as the President or the Board of Directors may from time to time determine.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.01 Place of Meetings. All meetings of the shareholders shall be held at such place, within or without the Commonwealth, as may be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

         Section 2.02 Time of Meetings.

                  (a) Regular Meetings.--At least one meeting of the shareholders shall be held in each calendar year for the election of directors at such time as the Board of Directors shall fix, at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the regular meeting is not called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter. Except as otherwise provided in these Bylaws or by the Statute, any business may be transacted at a regular meeting, whether or not the notice contained a reference thereto.

                  (b) Special Meetings.--Special meetings of the shareholders may be called at any time upon written notice to the Secretary of the
Corporation:

                           (1) by a majority of the Board of Directors;

                           (2) [deleted]; or



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                           (3) by the President.

                  It shall be the duty of the Secretary to fix the time of the meeting. If the meeting is called pursuant to this Section 2.02(b), it shall be held not more than 60 days after the receipt of the request for a special meeting. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

                  (c) Adjournments.--Adjournments of any regular or special meeting may be taken but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct, until the directors have been elected.

         Section 2.03 Notice.

                  (a) Notice in General.--Whenever written notice is required to be given under the provisions of these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United states mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by the Statute.

                  (b) Notice of Meeting of Shareholders.--Written notice of every meeting of shareholders shall be given by the Secretary to each shareholder of record entitled to vote at the meeting at least:

                           (1) ten days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the Statute; or

                           (2) five days prior to the day named for the meeting in any other case.

                  If the authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

                  (c) Notice of Adjourned Shareholder Meeting.--When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.




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         Section 2.04 Determination of Shareholders of Record.

                  (a) Fixing Record Date.--The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided herein. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided herein for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

                  (b) Determination When No Record Date Fixed.--If a record date is not fixed:

                           (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day which the meeting is held.

                           (2) The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation.

                           (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (c) Certification by Nominee.--The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board shall set forth the provisions then required by the Statute.

         Section 2.05 Quorum.

                  (a) General Rule.--A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present.

                           (1) The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter.



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                           (2) The shareholders present at a duly organized
         meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                           (3) If a meeting cannot be organized because a quorum has not attended, those present in person or by proxy may, except as otherwise provided in the Statute, adjourn the meeting to such time and place as they may determine.

                  (b) Exceptions.

                           (1) Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of electing directors.

                           (2) Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

         Section 2.06 Voting. Except as otherwise provided in the Statute or the articles of incorporation of the Corporation or these Bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon.

         Section 2.07 Conference Telephone. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

         Section 2.08 Unanimous Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders of the Corporation may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation.

         Section 2.09 Voting Lists. The officer or agent having charge of the transfer books for the shares of the Corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each shareholder. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.



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

         Section 2.10 Judges of Election.

                  (a) Appointment.--In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, whether or not requested by any shareholder, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

                  (b) Vacancies.--In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

                  (c) Duties.--The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

                  (d) Report.--On request of the presiding officer of the meeting the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.01 Number of Directors. The Board of Directors shall consist of eleven (11) directors.

         Section 3.02 Election of Directors. Vacancies.

                  (a) Except as otherwise provided in these Bylaws, directors of the Corporation shall be elected by the shareholders. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

                  (b) Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until a successor has been selected and qualified or until his or her earlier death, resignation or removal.



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

         Section 3.03 Powers. The business of the Corporation shall be managed under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the Statute, by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

         Section 3.04 Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania.

                  The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders at which such directors are elected and no notice of such meeting shall be necessary or the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors. At such regular annual meeting, the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year and may transact any other business.

                  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be scheduled by the directors.

                  Special meetings of the Board of Directors may be called by the President on 24 hours notice to each director, given by the method permitted by Section 2.03 of these Bylaws. Special meetings shall be called by the President or the Secretary in like manner and on like notice upon the written request of two directors.

         Section 3.05 Quorum. A majority of the directors in office of the Corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at the meeting at which a quorum is present shall be the acts of the Board of Directors.

         Section 3.06 Telephone Conferences. One or more directors may participate in a meeting of the Board of Directors (or a committee thereof) by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

         Section 3.07 Action by Unanimous Consent. Any action which may be taken at a meeting of the directors or the members of any committee may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all the directors or the members of the committee, as the case may be, and shall be filed with the Secretary of the Corporation.

         Section 3.08 Committees. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the resolution, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:



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

                  (a) The submission to shareholders of any action requiring approval of shareholders under the Statute.

                  (b) The creation or filling of vacancies in the Board of Directors.

                  (c) The adoption, amendment or repeal of these Bylaws.

                  (d) The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board.

                  (e) Action on matters committed by these Bylaws or resolution of the Board of Directors to another committee of the Board.

         Section 3.09 Compensation. The Board of Directors of the Corporation or a committee of the Board shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the Corporation.


                                   ARTICLE IV

                               OFFICERS AND AGENTS

         Section 4.01 Titles. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer who shall have such powers and duties as set forth herein and as from time to time determined by the Board of Directors. The Board may also elect, at its discretion, a Chairman of the Board, one or more vice presidents, assistant secretaries and assistant treasurers, and such other officers, agents, trustees and fiduciaries as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Chairman of the Board, President and Secretary shall be natural persons of full age; the Treasurer may be a corporation but, if a natural person, shall be of full age. Any number of these offices may be held by the same person.

         Section 4.02 Election of Officers. The Board of Directors, immediately after each annual meeting of shareholders, shall elect a President, a Secretary and a Treasurer, who need not be members of the Board of Directors.

         Section 4.03 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors except to the extent that the Board has appointed committees of the Board to fix salaries.

         Section 4.04 Terms of Office. The officers of the Corporation shall hold office for a term of one year and until their successors are chosen and qualify or until their earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.



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         Section 4.05 Chairman of the Board. The Chairman of the Board, if any,
shall preside at the meetings of the shareholders and the Board of Directors and shall have such power and perform such duties as may be assigned to him by the Board of Directors.

         Section 4.06 President. Unless provided otherwise by the Board of Directors, the President shall be the chief executive officer of the Corporation; shall preside at all meetings of the shareholders and Board of Directors (if there is no Chairman); shall exercise both executive and operational supervision over the business of the Corporation; and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 4.07 Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 4.08 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, if any, and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature.

         Section 4.09 Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 4.10 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 4.11 Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have other powers as the Board of Directors may from time to time prescribe.




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                                    ARTICLE V

                             SHARES OF CAPITAL STOCK

         Section 5.01 Right to Certificate. Unless and until these Bylaws are amended to provide for uncertificated shares, every shareholder of record shall be entitled to a share certificate representing the shares owned by him.

         Section 5.02 Form of Certificate. Share certificates shall be in such form as the Board of Directors may from time to time determine. Every share certificate shall show (1) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents. Every share certificate shall be executed, by facsimile or otherwise, by or on behalf of the Corporation in such manner as the Board of Directors may determine. The signature of any corporate officer may be a facsimile, engraved or printed. If any officer whose signature appears on such certificate shall cease to be such officer of the Corporation for any reason, such certificate may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person had not ceased to be such officer of the Corporation.

         Section 5.03 Registered Shareholders. Each shareholder, at the time of the issuance of the share certificate to him, shall notify the Secretary of the Corporation in writing of the address to which such shareholder wishes notices relating to the business of the Corporation to be mailed to him. He shall thereafter notify the Secretary in writing of any changes in such address. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participating therein amounts to bad faith.

         Section 5.04 Transfers of Stock. Restrictions on Transfer. Shares of the capital stock of the Corporation shall be transferable on the books of the Corporation only upon delivery of the certificates representing the same duly endorsed by the person in whose name such shares are registered or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved or an official copy thereof, duly certified, shall be deposited and remain with the Corporation. In case of transfer by executors, administrators, guardians or other legal representative, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Corporation in its discretion.

                  If shares of capital stock are subject to restrictions on their transfer, notice of the existence of a restriction shall be conspicuously noted on the face or back of the certificates evidencing such shares.



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         Section 5.05 Lost and Destroyed Certificates. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, including proof of loss or destruction and the giving of a satisfactory bond of indemnity, as the Board of Directors or the transfer agent of the Corporation from time to time may determine.


         Section 5.06 Record Date for Dividends and Distributions. Unless otherwise required by applicable regulation, the Board of Directors may fix a time, not more than fifty days prior to the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividends or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In any such case only such shareholders as shall be shareholders of record on the day fixed shall be entitled to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise any such rights in respect to any such change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date so fixed.


                                   ARTICLE VI

                          DIVIDENDS. FINANCIAL REPORTS

         Section 6.01 Declaration of Dividends. Dividends upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to any restrictions contained in the Articles of Incorporation

         Section 6.02 Financial Reports. Unless and to the extent the Corporation has obtained contrary written agreements from shareholders, the Corporation shall furnish its shareholders with the annual financial statements in the form and within the time period required by the Statute.


                                   ARTICLE VII

             LIMITATION OF LIABILITY, INDEMNIFICATION AND INSURANCE

         Section 7.01 Limitation of Liability. No director of the Corporation shall be personally liable as such for monetary damages for any action taken, or any failure to take action, unless the director has breached or failed to perform the duties of his office under Section 1721 of the Statute, or any successor provision, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This provision shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to local, state or federal law.

         Section 7.02 Indemnification. The Corporation shall indemnify any officer or director (or employee or agent designated by majority vote of the Board of Directors to the extent provided in such vote) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including action by or in the right of the Corporation ) by reason of the fact that he is or was a director or officer (or employee or agent) of the Corporation or is or was serving at the request of the Corporation as a director or officer (or employee or agent) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Officers and directors of subsidiaries of the Corporation shall be deemed to be persons acting as officers or directors of another corporation at the request of the Corporation. Indemnification pursuant to this Section shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses incurred by an officer, director, employee or agent purportedly indemnified by this Section in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 7.03 Insurance. The Board or Directors may authorize, by a vote of a majority of the whole Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. Furthermore, the Corporation may create a fund of any nature, which may, but need not, be under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations referred to in Section 7.02 hereof.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.01 Corporate Seal. The Board of Directors may prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.



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         Section 8.02 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 8.03 Signatures. All checks, agreements and other instruments of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 8.04 Waiver of Notice.Whenever any notice is required to be given under the provision of the Statute, the Articles or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.


                                   ARTICLE IX

                                   AMENDMENTS

         Section 9.01 Amendments. These Bylaws may be amended or repealed, or new Bylaws may be adopted, either by the shareholders of the Corporation at any duly organized meeting thereof or, with respect to those matters that are not by the Statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the Bylaws being amended or repealed, by the Board of Directors of the Corporation.




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